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(SC&G LOGO)                                                 Florida Institute of
---------------------------                         Certified Public Accountants
Saltmarsh, Cleaveland & Gund
Certified Public Accountants                               American Institute of
and Consultants                                     Certified Public Accountants
Since 1944
                                                                   AICPA Private
                                                      Companies Practice Section

                                                                   AICPA Private
                                                                Practice Section

Exhibit (23)-5


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 1998, except for Note 15 as to which the date is May 4, 1998, with respect to the consolidated financial statements of Emerald Coast Bancshares, Inc. and Subsidiary included in the Form S-8 of The Banc Corporation.

/s/ Saltmarsh, Cleaveland & Gund

Pensacola, Florida
January 20, 1998





                             900 North 12th Avenue
                               P.O. Drawer 13207
                         Pensacola, Florida 32591-3207
                                 (850) 435-8300
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